UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REALBIZ MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

7374

(Primary Standard Industrial Classification Code Number)

11-3820796

(I.R.S. Employer Identification No.)

2690 Weston Road, Suite 200

Weston, FL 33331

(954) 888-9779

(Address and telephone number of principal executive offices)

William Kerby

Realbiz Media Group, Inc.

2690 Weston Road, Suite 200

Weston, FL 33331

(Name, address and telephone number of agent for service)

Copy to:

Leslie Marlow, Esq.

Hank Gracin, Esq.

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174
(212) 907-6457

Approximate Date of Proposed Sale to the Public: From time to time after the date this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Security(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share (Upon conversion of convertible promissory notes)	6,500,000	$0.08	$520,000	$60.43

Common stock, par value $0.001 per share (Upon exercise of warrants)	975,000	$0.08	$78,000	$9.07	(4)

	7,475,000		$598,000	$69.50	(5)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of our common stock as may be issuable with respect to the shares being registered hereunder to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	7,475,000 shares of common stock are to be offered by the Selling Stockholder named herein and were acquired in connection with private placements consummated by the Registrant, of which 6,500,000 are shares of common stock issuable upon conversion of convertible promissory notes and 975,000 shares are issuable upon exercise of warrants.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act based upon a the closing price of the Registrant’s common stock on the OTCQB on May 11, 2015.

(4)

Estimated solely for the purpose of calculating the registration fee for these additional shares in accordance with Rule 457(c) of the Securities Act based upon a the closing price of the Registrant’s common stock on the OTCQB on May 11, 2015.

(5)	Previously paid.

EXPLANATORY NOTE

This Amendment No. 1 (Amendment No. 1) to the Registration Statement on Form S-1 (File No. 333-204146) of RealBiz Media, Inc. (Registration Statement) is being filed solely for the purpose of filing the XBRL exhibits as indicated in Part II of this Amendment No. 1. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares of common stock underlying the securities held by the Selling Stockholder) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

SEC registration fee	$113
Accounting fees and expenses	5,000
Legal fees and expenses	20,000
Printing and related expenses	3,000
Transfer agent fees and expenses	5,000
Miscellaneous	0
Total	$33,113

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our amended and restated certificate of incorporation provides for indemnification of our directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws provide for indemnification of our directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us, within the meaning of the Securities Act, against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following information sets forth certain information with respect to all securities which we have sold during the last three years.  We did not pay any commissions in connection with any of these sales.

Set forth below is information regarding securities sold by us during the three months ended January 31, 2015 that were not registered under the Securities Act:

·	issued 816,667 shares of its common stock along with 750,000 one year warrants with an exercise of $0.18 for cash proceeds of $75,000.

·	issued 1,271,350 shares of its common stock for a total value of $170,685 for consulting fees rendered.

·	issued 26,500 shares of its common stock valued at $3,180 to its employees as stock compensation.

·	issued 900,000 shares of its common stock valued at $45,000 upon the conversion of the holders of convertible Series B preferred shares held in its parent company Next 1 Interactive, Inc.

·	issued 770,000 shares of its common stock valued at $77,000 upon the conversion of the holders of convertible Series C preferred shares held in its parent company Next 1 Interactive, Inc.

·	issued 549,945 shares of its common stock valued at $82,500 upon the conversion of the holders of convertible Series D preferred shares held in its parent company Next 1 Interactive, Inc.

·	issued 100,000 shares of its common stock along with 100,000 one year warrants with an exercise price of $0.50 as settlement of prior year cash advances to purchase shares by third party investors valued at $30,000.

Set forth below is information regarding securities sold by us subsequent to October 31, 2014 that were not registered under the Securities Act:

In connection with an Asset Purchase Agreement, we issued 1,800,000 shares of our common stock to Alex Aliksanyan and 500,000 shares of common stock to Julio Fernandez. In addition, Next 1 Interactive, Inc. issued 60,000 shares of its Series D Preferred Stock to the sellers under the Asset Purchase Agreement, which is convertible into 2,000,000 shares of our common stock.

Set forth below is information regarding securities sold by us during the three months ended October 31, 2014 that were not registered under the Securities Act:

·	Issued 1,513,600 shares of our common stock for a total value of $197,040 for consulting fees rendered. The value of the common stock issued was based on the fair value of the stock at the time of issuance.

·	Issued 5,700,00 shares of our common stock valued at $285,000 upon the conversion of the holders of convertible Series B preferred shares held in its parent company Next 1 Interactive, Inc.

·	Issued 1,300,000 shares of our common stock valued at $130,000 upon the conversion of the holders of convertible Series C preferred shares held in its parent company Next 1 Interactive, Inc.

·	Issued 1,049,895 shares of our common stock valued at $157,500 upon the conversion of the holders of convertible Series D preferred shares held in its parent company Next 1 Interactive, Inc.

·	issued 1,500,000 shares at the conversion rate of $0.05 per share, upon request of Next 1 Interactive Inc. noteholders, to convert $75,000 in principal.

Set forth below is information regarding securities sold by us during the three months ended July 31, 2014 that were not registered under the Securities Act:

·	Issued 3,213,546 shares of our common stock along with 2,342,223 one year warrants with an exercise price of $0.18 for cash proceeds of $407,568.
·	issued 2,815,111 shares of its common stock upon exercise of 2,815,111 outstanding warrants for cash proceeds of $506,520.
·	Issued 246,080 shares of our common stock along with 44,530 one year warrants with an exercise price of $1 for a total value of $55,937 for consulting fees rendered. The value of the common stock issued was based on the fair value of the stock at the time of issuance.
·	Issued 970,000 shares of our common stock valued at $48,500 upon the conversion of the holders of convertible Series B preferred shares held in its parent company Next 1 Interactive, Inc.
·	Issued 70,660 shares of our common stock valued at $10,600 upon the conversion of the holders of convertible Series D preferred shares held in its parent company Next 1 Interactive, Inc.
·	issued 2,000,000 shares of common stock as part of employment agreements in place with executives valued at $300,000. The value of the common stock was based on the fair value of the stock at the time of issuance.
·	issued 2,000,000 shares of common stock upon execution of an Asset Sale Agreement with ReachFactor, Inc. pursuant to which the Company acquired substantially all of the assets of ReachFactor and the Company assumed certain liabilities of ReachFactor not to exceed $25,000. The value of the common stock was based on the fair value of the stock at the time of issuance and totaled $300,000.
·	issued 1,366,666 shares at the conversion rate of $0.15 per share, upon the noteholder's request, to convert the remaining principal balance of $205,000.

·	issued 100,000 shares at the conversion rate of $0.15 per share, upon the noteholder's request, to convert $15,000 in principal leaving a remaining principal balance of $60,000.
·	issued 70,789 shares upon the exercise of 70,879 warrants in settlement of consulting fees valued at $12,758.

Set forth below is information regarding securities sold by us during the three months ended April 30, 2014 that were not registered under the Securities Act:

·	Issued 626,833 shares of our common stock along with 626,833 one year warrants with an exercise price between a $1.00 and $1.25 for cash proceeds of $355,100.

·	Issued 75,900 shares of our common stock along with 8,400 one year warrants with an exercise price of $1 for a total value of $67,683 for consulting fees rendered. The value of the common stock issued was based on the fair value of the stock at the time of issuance.

·	Issued 200,000 shares of our common stock valued at $10,000 upon the conversion of the holders of convertible Series B preferred shares held in its parent company Next 1 Interactive, Inc.

·	Issued 1,600,000 shares of our common stock valued at $80,000 upon the conversion of the holders of convertible Series D preferred shares held in its parent company Next 1 Interactive, Inc.

·	Issued 12,000,000 one (1) year common stock warrants with an exercise price of $0.50 for a debt modification of convertible promissory notes held in its parent company Next 1 Interactive, Inc. valued at $4,809,308.

Set forth below is information regarding securities sold by us during the three months ended January 31, 2014 that were not registered under the Securities Act:

·	Issued 110,000 shares of our common stock along with 110,000 one year warrants with an exercise price between a $1.00 and $1.25 for cash proceeds of $80,000.

·	Issued 160,000 shares of our common stock upon exercise of 160,000 outstanding warrants for cash proceeds of $160,000.

·	Issued 27,000 shares of our common stock along with 9,000 one year warrants with an exercise price $1.00 as settlement of $13,500 of proceeds received in advance for prior fiscal year subscription agreements.

·	Issued 298,850 shares of our common stock along with 182,850 one year warrants with an exercise price of $1 for a total value of $649,405 for consulting fees rendered. The value of the common stock issued was based on the fair value of the stock at the time of issuance.

·	Issued 8,712,418 shares of our common stock valued at $517,375 upon the conversion of the holders of convertible preferred shares held in its parent company Next 1 Interactive, Inc.

Set forth below is information regarding securities sold by us during the year ended October 31, 2013 that were not registered under the Securities Act.

·	Issued 7,646,000 shares of our common stock along with 7,609,000 one year warrants with an exercise price of $1 for cash proceeds of $3,826,000.

·	Issued 607,600 shares of its common stock along with 133,018 one year warrants with an exercise price of $1 for a total value of $646,030 for consulting fees rendered. The value of the common stock was issued was based on the fair value of the stock at the time of issuance.

·	Issued 32,095,356 shares of its common valued at $6,741,012 upon the conversion of the holders of convertible preferred shares and promissory notes held in its parent company Next 1 Interactive, Inc.

·

Issued 2,166,660 shares of its common stock valued at $0.15 per share upon the conversion of notes in the aggregate principal amount of $325,000. These shares were issued in reliance upon the exemption provided under Section 3(a)(9) of the Securities Act of 1933

·	Issued 5,990,238 shares of its common stock valued at $299,512 upon the conversion of 5,990,238 shares of the Company's Series A Preferred stock. These shares were issued in reliance upon the exemption provided under Section 3(a)(9) of the Securities Act of 1933

Unless otherwise stated, the sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder), as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions.

Issuance of Securities Upon Exchange Transaction

For sales of unregistered securities made by the Company in the Exchange Transaction (i.e., the issuance of an aggregate of 100,000,000 shares of Series A Stock, including the issuance of an aggregate of 7,000,000 shares of Series A Stock to our Chief Executive Officer and former Chief Financial Officers, Messrs. Buntz and Wicker), we relied on the exemption from registration provided under Sections 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that there were only three recipients of such shares and they were either accredited investors or took the shares as a result of a private negotiation with restrictions placed on all such shares limiting future transfers except in accordance with the Securities Act. In consideration of the share issuance to Messrs. Buntz and Wicker, those individuals relinquished their right to payment of approximately (i) in the case of Mr. Buntz, $246,835 in principal amount of loans earlier made to the Company, together with related accrued but unpaid interest thereon of approximately $106,663, and accrued but unpaid salary in the amount of $48,000, and (ii) in the case of Mr. Wicker, accrued but unpaid salary in the amount of approximately $53,536.

Issuances by Company Prior to Exchange Transaction (Webdigs, Inc.)

In March 2012, the Company sold the “Webdigs” domain, technology and certain trademarks to Fiontrai II, LLC for $15,000. In connection with this transaction, the obtained a royalty agreement with Fiontrai II pursuant to which Webdigs will be owed royalties from Fiontrai upon Fiontrai’s licensing to third parties of the technology purchased from the Company. The Company subsequently sold its royalty rights to Robert A. Buntz, Jr., its Chief Executive Officer and a director and significant shareholder, in exchange for a $5,000 principal reduction in an earlier loan Mr. Buntz had made to the Company to furnish working capital.

On April 3, 2012, a convertible note of $30,000 plus accrued interest of $6,624 was converted into 3,662,400 shares of common stock at a conversion price of $0.01 per share. The issuance was not a public offering as defined in Regulation S promulgated under the Securities Act of 1933, because the offer and sale was made to an insubstantial number of persons and because of the manner of the offering.  promulgated under the Securities Act and  Each investor represented, among other things, that he or she was not a “U.S. person,” as that term is defined in Rule 902(k) of Regulation S, that he or she was outside the United States when receiving and executing their subscription agreement, that their principal address is outside the United States, that they have no present intention of becoming a resident of (or moving their principal place of business to) the United States and that the shares were being acquired solely for their own account and not for the account or the benefit of a U.S. Person.

For these issuances of common stock, unless otherwise stated we relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act and, in those instances where the issuances were made to affiliates or accredited investors, upon Rule 506 promulgated thereunder. In that regard, we relied on Rule 506 based on the fact that the investors who purchased these securities qualified as an “accredited investors” under Rule 501 of the Securities Act. In all cases, investors had knowledge and experience in financial and business matters such that they were capable of evaluating the risks of the investment. The securities offered and sold in the transactions were not registered under the Securities Act and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 16. EXHIBITS

3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 of the Registrant’s Form 10-12b filed with the Securities and Exchange Commission on June 20, 2008, File No. 001-34106)

3.2	Amendment to Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 of the Registrant’s Form 10-12b filed with the Securities and Exchange Commission on June 20, 2008, File No. 001-34106)

3.3	Bylaws (Incorporated by reference to Exhibit 3.3 of the Registrant’s Form 10-12b filed with the Securities and Exchange Commission on June 20, 2008, File No. 001-34106)

3.4	Certificate of Ownership (Incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on October 15, 2012, File No. 001-34106)

3.5	Certificate of Designations for Series A Convertible Preferred Stock(Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 23, 2013, File No. 001-34106)

3.6	Amendment to the Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.6 of the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2015, File No. 001-34106)

3.7	Amendment to the Certificate of Designations for Series A Preferred Stock (Incorporated by reference to Exhibit 3.7 of the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2015, File No. 001-34106)

3.8	Certificate of Designations for Series B Preferred Stock (Incorporated by reference to Exhibit 3.8 of the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2015, File No. 001-34106)

3.9	Certificate of Designations of Series C Preferred Stock (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2015, File No. 001-34106)

4.1	Certificate of Designations for Next 1 Series B Convertible Preferred Stock (Incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 23, 2013, File No. 001-34106)

4.2	Certificate of Designations for Next 1 Series C Convertible Preferred Stock(Incorporated by reference to Exhibit 4.2 of the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 23, 2013, File No. 001-34106)

4.3	Certificate of Designations for Next 1 Series D Convertible Preferred Stock(Incorporated by reference to Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 23, 2013, File No. 001-34106)

4.4	Note Amendment between Next 1 and Mark A. Wilton, as countersigned by Realbiz Media Group, Inc. dated February 24, 2014 (Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2014, File No. 001-34106)

4.5	Warrant issued by Realbiz Media Group, Inc. to Mark A. Wilton (Incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2014, File No. 001-34106)

4.6	Convertible Note for Himmil Investments, Ltd., dated October 20, 2014 (2)

4.7	Warrant for Himmil Investments, Ltd., dated October 20, 2014 (2)

4.8	Registration Rights Agreement, dated October 20, 2014 (2)

4.9	Form of Convertible Note for Himmil Investments, Ltd.(2)

4.10	Form of Warrant for Himmil Investments, Ltd. (2)

4.11	Form of Registration Rights Agreement (2)

4.12	Form of Amendment No. 1 to Convertible Note (2)

4.13	Form of 12% + 12% Convertible Promissory Note (Incorporated by reference to Exhibit 4.3 of the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on March 17, 2015, File No. 001-34106)

5.1	Legal Opinion of Gracin & Marlow, LLP (2)

10.1	Employment Agreement with Deborah Linden (Incorporated by reference to Exhibit 10.1 of the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2014, File No. 001-34106)*

10.2	Employment Agreement with Patrick Scheltgen (Incorporated by reference to Exhibit 10.2 of the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2014, File No. 001-34106)*

10.3	Employment Agreement with Mark Lemon (Incorporated by reference to Exhibit 10.3 of the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2014, File No. 001-34106)*

10.4	Asset Purchase Agreement with ReachFactor (Incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on May 30, 2014, File No. 001-34106)*

10.5	Employment Agreement with Suresh Srinivasan (Incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on May 30, 2014, File No. 001-34106)*

10.6	Employment Agreement with Suresh Srinivasan (Incorporated by reference to Exhibit 10.3 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on May 30, 2014, File No. 001-34106)*

10.7	Employment Agreement with Alex Alikanyan (Incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on February 23, 2015, File No. 001-34106)*

10.8	Securities Purchase Agreement between the Company and Himmil Investments, Ltd., dated October 20, 2014 (2)

10.9	Securities Purchase Agreement between the Company and Himmil Investments, Ltd., dated May 12, 2015 (2)

21	List of Subsidiaries (Incorporated by reference to Exhibit 10.21 of the Registrant’s Annual Report on Form 10-K filed February 13, 2015)

23.1	Consent of Independent Registered Accounting Firm (2)

23.2	Consent of Gracin & Marlow, LLP (included in Exhibit 5.1)(2)

24	Power of Attorney (2)

101.INS	XBRL Instance Document (1)

101.SCH	XBRL Taxonomy Extension Scheme (1)

101.CAL	XBRL Taxonomy Extension Calculation Linkbase (1)

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document (1)

101.LAB	XBRL Taxonomy Extension Label Linkbase (1)

101.PRE	XBRL Taxonomy Extension Presentation Linkbase (1)

(1)	Filed herewith.
(2)	Previously filed

* Management contract or compensatory plan or arrangement required to be identified pursuant to Item 15(a)(3) of this report

ITEM 17. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, pursuant to the provisions described under Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by it is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. Request for Acceleration of Effective Date

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Amendment No. 1 to Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weston, State of Florida, June 3, 2015.

REALBIZ MEDIA GROUP, INC.

By:	/s/ William Kerby
William Kerby
Chief Executive Officer and Director
(Principal Executive Officer)
Date: June 3, 2015

By:	/s/ Adam Friedman
Adam Friedman
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)
Date: June 3, 2015

Pursuant to the requirements of the Securities Act 1933, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

	By:	/s/ William Kerby
Date: June 3, 2015	William Kerby
Chief Executive Officer and Chairman
(Principal Executive Officer)

	By:	/s/ Adam Friedman
Date: June 3, 2015	Adam Friedman
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)

Date: June 3, 2015	By:	*
Don Monaco
Director

Date: June 3, 2015	By: *
Doug Checkeris
Director

Date: June 3, 2015	By: *
Alex Aliksanyan
Director

Date: June 3, 2015	By: *
Keith White
Director

Date: June 3, 2015	By: *
Arun Srinivasan
Director

Date: June 3, 2015	By:	*
Pat LaVecchia
Director

	*By:	/s/ William Kerby
William Kerby
Attorney-in-Fact